/CurrentDate/ Exhibit 10.2

This PERFORMANCE SHARE UNITS AWARD AGREEMENT (“Agreement”) is effective /Grant Date/ (the “Grant Date”) between MOVADO GROUP, INC. (the “Company”) and the Eligible Person named in the indicative information below (“Grantee”):

Name : /ParticipantName/

Officer Code : /OfficerCode/

Location Code : /LocationCode/

Plan Name : /PlanName/

Grant Date : /GrantDate/

Grant Type : /GrantType/

Target Awards Granted : /TargetAwardsGranted/

Maximum Awards Granted : /MaximumAwardsGranted/

The Compensation Committee of the Company’s Board of Directors (the “Committee”), acting as the Committee authorized to administer the Movado Group, Inc. 1996 Stock Incentive Plan (as subsequently amended, the “Plan”), has determined that the purposes of the Plan will be furthered by granting a performance-based stock award to the Grantee under the Plan. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Plan.

In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows.

SECTION 1 Grant of Performance Share Units Award.

The Company hereby grants to Grantee an award (the “Award”) for the target number of Performance Share Units specified above next to "Target Awards Granted" (the "Target Award"), subject to the terms and conditions set forth in this Agreement and the Plan. Each Performance Share Unit ("PSU") represents the right to receive one share of the Company’s common stock, par value $.01 per share (“Stock”).

SECTION 2 Performance Goals.

2.1 The number of PSUs earned by the Grantee for the “Performance Period” (as defined in Exhibit I attached hereto) will be determined after the Performance Period based on the level of achievement of the “Performance Goals” set forth in Exhibit I. All determinations of whether Performance Goals have been achieved, the number of PSUs earned by the Grantee, and all other matters related to this Section 2 shall be made by the Committee in its sole discretion; provided that the Committee’s determination of the extent of achievement of the Performance Goals shall be the same for all grantees of performance-based stock awards under the Plan having the same Performance Goals. The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to any Performance Goal.

2.2 Promptly following completion of the Performance Period, the Committee will review and certify (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and (b) the number of PSUs that the Grantee shall earn, if any, subject to compliance with the requirements of Section 3. Such certification shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

SECTION 3 Vesting and Forfeiture.

3.1 The PSUs shall become fully vested on the date after the third anniversary of the Grant Date on which the Committee shall certify that the minimum threshold Performance Goal(s) for payout set forth in Exhibit I attached hereto shall have been achieved; provided that Grantee shall then be, and since the date hereof continuously shall have been, a full-time employee of the Company or one of its Affiliates. The number of PSUs that become payable under this Agreement shall be determined by the Committee based on the level of achievement of the Performance Goals set forth in Exhibit I and shall be rounded to the nearest whole PSU. Any and all PSUs awarded hereunder in excess of the number of PSUs so determined by the Committee to become payable shall be automatically forfeited upon such determination and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement in respect of such forfeited PSUs. The Company shall settle vested PSUs by delivering to Grantee an equivalent number of shares of Common Stock as soon as reasonably practicable following the vesting date (and in no event later than the later of the end of the year in which the Vesting Date occurs and the 15th day of the third month following the Vesting Date).

3.2 Upon a Qualifying Termination of the Grantee within two years following the occurrence of a Change of Control (as defined in the Plan) and prior to the date on which PSUs otherwise shall vest or be forfeited in accordance with this Section 3, then, notwithstanding any other provision of the Plan, all such unvested and unforfeited PSUs shall immediately vest; provided that if such Qualifying Termination occurs during the Performance Period, then the number of PSUs that shall vest shall be the “Designated CoC Amount” (as defined below), and the remaining PSUs shall be forfeited; and provided, further, that if such Qualifying Termination occurs after the Performance Period but prior to the date of the Committee’s certification in accordance with Section 2.2, then the vesting shall be delayed until the date of the Committee’s certification and the number of PSUs that shall vest shall be the number determined by the Committee in accordance with Section 2.2. For purposes hereof, the “Designated CoC Amount” shall be the Target Award or such greater number of PSUs (but in no event more than the “Maximum Awards Granted” specified on the first page hereof) as the Committee shall determine in its sole discretion; provided that the Designated CoC Amount shall be identical for all grantees of performance-based stock awards under the Plan governed by agreements substantially identical to this Agreement.

3.3 If Grantee’s employment with the Company or any Affiliate of the Company terminates by reason of Grantee’s retirement (i) at or after the age of 65 or (ii) before the age of 65 but at or after age 55, provided that Grantee has been employed by the Company or any Company Affiliate for at least 10 years and subject to the approval of the Committee, including any limitations or conditions the Committee may, in its discretion, impose which are not inconsistent with the terms of the Plan (such as, without limitation, a covenant by Grantee not to compete with the Company), then all unvested and unforfeited PSUs shall immediately become vested; provided that if such termination of employment occurs prior to the Committee’s certification in accordance with Section 2.2, then the vesting shall be delayed until the date of the Committee’s certification and the number of PSUs that shall vest shall be the number determined by the Committee in accordance with Section 2.2. The Committee may in its discretion determine whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Agreement.

3.4 If Grantee’s employment with the Company terminates by reason of Grantee’s (i) permanent disability (as determined by the Committee) and Grantee has been employed by the Company or any of its Affiliates for at least 10 years or (ii) death, then, in either case, all unvested and unforfeited PSUs shall immediately become vested; provided that if such termination of employment occurs prior to the Committee’s certification in accordance with Section 2.2, then the vesting shall be delayed until the date of the Committee’s certification and the number of PSUs that shall vest shall be the number determined by the Committee in accordance with Section 2.2.

3.5 If Grantee's employment with the Company terminates for any reason not set forth above at any time before all of his or her PSUs have vested, Grantee's unvested PSUs shall be automatically forfeited upon such termination of employment and neither the Company nor any Affiliate shall have any further obligations to Grantee under this Agreement.

SECTION 4 Non-Transferability.

No right granted to the Grantee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution, except as otherwise permitted under the Plan to a Permitted Transferee.

SECTION 5 Right of Discharge Reserved.

Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or any of its Affiliates or affect any right that the Company or such Affiliate may have to terminate the employment of the Grantee.

SECTION 6 No Shareholder Rights.

No Grantee or other person shall have any of the rights of a shareholder of the Company with respect to any shares subject to the Award until the date such shares become fully vested as provided in Section 3 hereof. Except for the adjustments made pursuant to the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares have vested.

SECTION 7 Plan Provisions to Prevail.

This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated herein and made a part hereof. If there is any inconsistency between any of the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

SECTION 8 Grantee’s Acknowledgments.

By entering into this Agreement Grantee agrees and acknowledges that (a) Grantee has received and read a copy of the Plan and the related prospectus and (b) none of the Company, the Company’s Board of Directors, the Committee, any Affiliate of the Company (including their respective parents and subsidiaries) and their respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award granted thereunder.

SECTION 9 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in this Agreement, the heirs, personal representatives, conservator and committee of the Grantee.

SECTION 10 Governing Law.

This Agreement shall be governed by the laws of the State of New York applicable to agreements made to and to be performed entirely within such State.

SECTION 11 Interpretation.

Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

SECTION 12 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, as its principal corporate headquarters and (b) to the Grantee, at the Grantee’s principal residential address last furnished to the Company. Notices sent to the Company shall be sent to Movado Group, Inc., 650 From Road, Ste. 375, Paramus, New Jersey 07652. Attention: Secretary. Either party may, by notice, change the address to which notice to such party is to be given.

SECTION 13 Discretionary Nature of Plan.

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual right or other right to receive any other awards under the Plan in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee`s employment with the Company.

SECTION 14 Section 409A.

This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

SECTION 15 No Impact on Other Benefits.

The value of the Grantee`s PSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

SECTION 16 Clawback.

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws owing to Grantee’s gross negligence or willful misconduct, the Committee shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture of any excess compensation received by Grantee during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Excess compensation under this Agreement shall be determined by the Committee in its sole discretion based on the PSUs that vested based on the erroneous data over the number that would have vested based on restated financial statements.

SECTION 17 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (including, without limitation, electronic acknowledgement of the terms hereof through an online system provided by the Plan administrator), will have the same effect as physical delivery of the paper document bearing an original signature.

SECTION 18 Section Headings.

The Section headings contained herein are for convenience only and are not intended to define or limit the contents of said Sections.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MOVADO GROUP, INC.

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